LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned hereby constitutes and appoints each of Ellen Kaden, John Furey and Linda Lipscomb as the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for
and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities and Exchange Act of 1934, and amended (the "Exchange Act"), and the rules thereunder of Campbell Soup Company (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Exchange Act;

(2)	do and perform any and all acts
for and on behalf of the undersigned including electronic filings via the SEC's electronic filing system EDGAR, which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission ("SEC");

(3)	secure CIK
and CCC codes ("Codes") from the SEC, if necessary, for use in making filings on my behalf;

(4)	report all of my transactions (including
those of my family members and other persons attributable to me under
Section 16) involving Company stock; and

(5)	take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirmng all that any of such attorneys-in-fact, or the substitute or substiitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of February, 2004.




/s/ David R.
White				    David R. White
_______________________________
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   Signature						Print Name